Joint Filer Information

Name:  MILLENNIUM HOLDING GROUP, L.P.

Address:	666 5th Avenue, 8th Floor New York, New York 10103

Designated Filer:   Riverview Group, LLC

Issuer:  TeleCommunication Systems, Inc.

Date of Event Requiring Statement:  May 27, 2005

Signature:	MILLENNIUM HOLDING GROUP, L.P.

By:	Millennium Management, L.L.C. its general partner

By:	/s/ Terry Feeney ——————————————— Name: Terry Feeney Title: Chief Operating Officer

Page 3 of 5 Pages

Joint Filer Information

Name:  MILLENNIUM MANAGEMENT, L.L.C.

Address:	666 5th Avenue, 8th Floor New York, New York 10103

Designated Filer:   Riverview Group, LLC

Issuer:  TeleCommunication Systems, Inc.

Date of Event Requiring Statement:  May 27, 2005

Signature:	MILLENNIUM MANAGEMENT, L.L.C.

By:	/s/ Terry Feeney ——————————————— Name: Terry Feeney Title: Chief Operating Officer

Page 4 of 5 Pages

Joint Filer Information

Name:  Israel A. Englander

Address:	c/o Millennium Management, L.L.C. 666 5th Avenue, 8th Floor New York, New York 10103

Designated Filer:   Riverview Group, LLC

Issuer:  TeleCommunication Systems, Inc.

Date of Event Requiring Statement:  May 27, 2005

Signature:

/s/ Israel A. Englander ——————————————— Israel A. Englander

Page 5 of 5 Pages